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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made part of this S-1 registration statement No. 333-33452.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Orange County, California

May 5, 2000